Exhibit 10.1

K e n n e t h I. D e n o s, E s q.

Phone: (801) 971-6787

Fax: (212) 671-1534

August 15, 2011

Mr. Mark Klok, Chief Executive Officer

Fuelstream, Inc.

510 Shotgun Road, Suite 110

Sunrise, FL 33325

Re: Supplemental Engagement for Securities Filings and Corporate Legal Services Rendered

Dear Mr. Klok:

The following represents a supplemental individual engagement for myself, as counsel to Fuelstream, Inc. a Delaware corporation (the “Company”) in connection with the preparation and filing of various disclosure and reporting forms for securities compliance as well as other miscellaneous corporate legal services previously rendered to the Company. The purpose of this letter is to set forth the terms of such representation, including the payment for such services (hereafter, the “Engagement”). Please review this letter carefully and, if it meets with your approval, please sign the enclosed copy of this letter and return it to me at the above address.

1.      Services and Scope of Engagement

My Engagement has been limited solely to the preparation and filing of disclosure and reporting forms for securities compliance as well as general corporate legal services. This supplemental Engagement shall be in addition to, and shall not affect any engagement by the Company with Kenneth I. Denos, P.C. for professionals services.

2.      Fees for Professional Services.

In connection with this Engagement, the Company will issue me a one-time fee of thirty thousand (30,000) shares of common stock. The shares must be registered, and I will prepare a registration statement for submission to the SEC in connection therewith.

3.      Arbitration

Although we do not expect that any dispute between us will arise, in the event of any dispute under this Engagement, including a dispute regarding the amount of fees or the quality of our services, such dispute shall be determined by binding arbitration under the Commercial Arbitration Rules of the American Arbitration Association by one arbitrator appointed in accordance with said rules. Any such Arbitration shall be held in Salt Lake City, Utah. The arbitrator shall have the discretion to order that the costs of arbitration, including fees, other costs and reasonable attorney's fees shall be borne by the losing party. By agreeing to this provision both the Company and I waive the right to a trial by jury or to a judge.

Please Call me if you have any questions.

Very Truly Yours,

By:	/s/ Ken Denos
Kenneth I. Denos, Esq.

Agreed and accepted:

Fuelstream, Inc.

/s/ Mark Klok________________

Mark Klok

Chief Executive Officer